UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2010

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Val John Christensen was appointed as the Chief Executive Officer of EnergySolutions, Inc. (the “Company”) effective February 18, 2010, as previously reported.  On April 8, 2010, the Board of Directors (the “Board”) of the Company approved an annual base salary for Mr. Christensen of $750,000 effective as of February 18, 2010.  Mr. Christensen will be eligible to receive non-equity incentive compensation of up to 200% of his base salary annually, calculated and payable in accordance with criteria established by the Compensation Committee and approved by the Board.  Mr. Christensen is also eligible to receive equity awards in amounts established by the Compensation Committee and approved by the Board.  All other material provisions of Mr. Christensen’s employment with the Company remain the same.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Item 99.1                Fourth Amendment to Executive Employment and Non-Competition Agreement dated April 8, 2010 with Val John Christensen

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: April 8, 2010	By	/s/ Mark C. McBride
Mark C. McBride, Chief Financial Officer